Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

IMUNON, INC.

(Compiled and reflecting all amendments through March 15, 2024)

ARTICLE I

CORPORATE OFFICES

1.1 REGISTERED OFFICE. The registered office of the corporation shall be fixed in the Certificate of Incorporation of the corporation, as amended from time to time (the “Certificate of Incorporation”).

1.2 OTHER OFFICES. The board of directors (the “Board”) may at any time establish the principal office and any branch or subordinate offices of the corporation at any place or places deemed advisable.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board from time to time. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).

2.2 ANNUAL MEETING.

(a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the meeting, directors shall be elected, and any other proper business may be transacted.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Stockholders seeking to nominate persons for election to the Board must comply with paragraph (c) below, and this paragraph (b) shall not be applicable to nominations except as expressly provided in paragraph (c) below. To be properly brought before an annual meeting, business (other than nominations) must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof, or (C) otherwise properly brought before the meeting in compliance with this Section 2.2 by a stockholder of the corporation who was a stockholder of record of the corporation at the time notice provided for in this Section 2.2 is delivered to the secretary of the corporation and who is entitled to vote at the meeting. For such business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of this paragraph (b), the stockholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) calendar day, nor earlier than the close of business on the one hundred twentieth (120th) calendar day in advance of the date for such meeting specified in the corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than thirty (30) calendar days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) calendar day in advance of such date of annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day in advance of such date of annual meeting or the tenth (10th) calendar day following the date on which public announcement of the date of the meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by the stockholder, (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (v) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner (if any), whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (vii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal, and (ix) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph (b) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the 1934 Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of the corporation may be made at an annual meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) only (A) by or at the direction of the Board or any committee thereof, or (B) by any stockholder of the corporation who was a stockholder of record of the corporation at the time notice provided for in this paragraph (c) is delivered to, or mailed and received by, the secretary of the corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this paragraph (c). Any nomination made under clause (B) of this paragraph (c) shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 2.2. Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the corporation which are beneficially owned by such person, (4) a description of all arrangements or understandings between the stockholder giving notice (and the beneficial owner, if any, on whose behalf such notice is given) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and beneficial owner, if any, (5) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the 1934 Act, and (6) such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected; and (ii) as to such stockholder giving notice and the beneficial owner, if any, on whose behalf such notice is given, the information required to be provided pursuant to paragraph (b) of this Section 2.2 with respect to a stockholding giving notice of business thereunder and the beneficial owner, if any, on whose behalf such notice is given. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

(d) A stockholder providing notice pursuant to paragraph (b) or (c) above, as the case may be, shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to paragraph (b) or (c) above, as applicable, shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting pursuant to paragraph (b) above, or any nomination made pursuant to paragraph (c) above, was proposed or made, as the case may be, in accordance with the procedures set forth in paragraph (b) or paragraph (c), as the case may be, including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is brought or nomination is made, as applicable, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by paragraph (b) or paragraph (c), as applicable) and (ii) if any proposed business or nomination was not proposed or made in compliance with paragraph (b) or paragraph (c), as applicable, to declare that such proposed business or nomination shall not be transacted or made. Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present any proposed business or nominee, such proposed business shall not be transacted, and such nomination shall not be made, notwithstanding that proxies in respect thereof may have been received by the corporation.

(f) Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.2; provided, however, any references in these Bylaws to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.2, and compliance with paragraphs (b) and (c) of this Section 2.2 shall be the exclusive means for a stockholder to make nominations or submit other business (other than proposals properly made under and in compliance with Rule 14a-8 of the 1934 Act, as may be amended from time to time). Nothing in this Section 2.2 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the 1934 Act or (b) of the holders of any series of preferred stock of the corporation (“Preferred Stock”) to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(g) For purposes of this Section 2.2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.2, to be considered a “qualified representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

2.3 SPECIAL MEETING. A special meeting of the stockholders may be called at any time by the Board, the president or the chairman, but such special meeting may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

2.4 ORGANIZATION. Meetings of stockholders shall be presided over by the president, the chairman or, in his or her absence, by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat. The secretary, or in his or her absence an assistant secretary, or in the absence of the secretary and any assistant secretary, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

The Board of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting. Unless determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.5 NOTICE OF STOCKHOLDERS’ MEETINGS. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting) and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called or (ii) in the case of the annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of stockholders shall be given either personally or by mail, telecopy, telegram or other electronic or wireless means. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telecopy, telegram or other electronic or wireless means. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

2.7 QUORUM. The holders of at least thirty-three and one-third percent (33⅓%) in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or the rules of any stock exchange upon which the corporation’s securities are listed. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders by the vote of the majority of the votes cast shall have power to adjourn the meeting.

When a quorum is present at any meeting, subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, all elections of directors at any meeting of stockholders shall be determined by a plurality of the votes cast, and all other matters determined by stockholders at a meeting shall be determined by a majority of the votes cast affirmatively or negatively, unless the question is one upon which, by express provision of the laws of the State of Delaware, the Certificate of Incorporation, these Bylaws or the rules of any stock exchange upon which the corporation’s securities are listed, a vote of a greater number or voting by classes is required, in which case such express provision shall govern and control the decision of the question.

If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the votes cast affirmatively or negatively on a matter, unless the question is one upon which, by express provision of the laws of the State of Delaware, the Certificate of Incorporation, these Bylaws or the rules of any stock exchange upon which the corporation’s securities are listed, a vote of a greater number or voting by classes is required, in which case such express provision shall govern and control the decision of the question.

2.8 ADJOURNED MEETING; NOTICE. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by either (i) the chairman of the meeting or (ii) the stockholders of the Corporation by vote of the majority of the votes cast. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.7 of these Bylaws.

When any meeting of stockholders, either annual or special, is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with the provisions of Section 2.5 and Section 2.6 of these Bylaws. However, if a new record date for determination of stockholders entitled to vote at the meeting is fixed for the adjourned meeting or if the adjournment is for more than thirty (30) calendar days from the date set for the original meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting in accordance with the provisions of Sections 2.5 and 2.6 of these Bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

2.9 VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to applicable provisions of the DGCL.

Except as may be otherwise provided in the Certificate of Incorporation, by instruments setting forth the voting rights of specific classes or series of stocks, by these Bylaws or by applicable law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

2.10 VALIDATION OF MEETINGS; CONSENT. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy.

2.11 ACTION BY WRITTEN CONSENT.

(a) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary of the corporation, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) calendar days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 2.11(a)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.11(a) or otherwise within ten (10) calendar days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(b) In the event of the delivery, in the manner provided by Section 2.11(a), to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with Section 2.11(a) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 2.11 shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) calendar days of the earliest dated written consent received in accordance with Section 2.11(a), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in Section 2.11(a).

2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS. For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the Board may fix, in advance, a record date, which shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of any such meeting and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by applicable law. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting. However, if a new record date for determination of stockholders entitled to vote at the meeting is fixed for the adjourned meeting or if the adjournment is for more than thirty (30) calendar days from the date set for the original meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting pursuant to Section 2.8.

The record date for any other purpose shall be as provided in Section 8.4 of these Bylaws.

2.13 PROXIES. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by a proxy granted in accordance with the laws of the State of Delaware. No proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the secretary of the corporation.

A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

2.14 INSPECTORS OF ELECTION. In conjunction with any meeting of stockholders, either the corporation’s chief executive officer or chief financial officer, or either of their equivalents, or any person or persons designated by either of them, shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and to determine such matters as quorum, validity of proxies and ballots, voting eligibility, and the tabulation of votes. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS

3.1 POWERS. Subject to the provisions of the DGCL and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2 NUMBER AND CLASSIFICATION. The authorized number of directors shall be determined by resolution of the Board from time to time. An indefinite number of directors may be fixed, or the definite number may be changed, by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this by-law duly adopted by the stockholders or the Board.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. If, for any reason, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

The Board shall be divided into three classes, designated as Class I, Class II and Class III, with each class to be elected for three-year terms on a staggered basis, except with respect to the initial terms of the classes, all as further set forth in Section 3.3 below.

3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS. The terms of office of the initial Class I directors shall expire at the first annual meeting of the stockholders of the corporation after the election of such initial Class I directors, the terms of officer of the initial Class II directors shall expire at the second annual meeting of the stockholders of the corporation after the election of such initial Class II directors and the terms of office of the initial Class III directors shall expire at the third annual meeting after the election of such initial Class III directors. At each annual meeting following such classification and division of the members of the Board, a number of directors equal to the number of directorships in the class the term of which expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of the stockholders of the corporation. Each director shall hold office for the class term for which he or she is elected and until his or her successor shall be elected and qualified, or until his or her earlier resignation, removal or death. Directors need not be stockholders unless so required by the Certificate of Incorporation or by these Bylaws.

3.4 RESIGNATIONS AND VACANCIES. Any director may resign at any time by delivering his or her written resignation to the secretary of the corporation, such resignation to specify whether it will be effective at a particular time, upon receipt by the secretary, or at the pleasure of the Board. If no such specification is made, it shall be deemed effective when delivered.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, the Board shall have the exclusive power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors and the stockholders shall not have the power to fill such vacancies. Such vacancies shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected by the remainder of the Board to fill a vacancy shall hold office for the remaining term of the predecessor director and until his or her successor is elected and has qualified, or until his or her earlier resignation, removal or death.

3.5 REMOVAL. Any director may be removed for cause (but not without cause) from office at any time by the vote or written consent of the stockholders holding a majority of the shares then entitled to vote at an election of directors.

3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. Regular meetings of the Board may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

3.7 REGULAR MEETINGS. Regular meetings of the Board may be held without notice if the times of such meetings are fixed by the Board.

3.8 SPECIAL MEETINGS; NOTICE. Special meetings of the Board for any purpose or purposes may be called at any time by the president, the chairman, the secretary or by any two (2) or more of the directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by mail, telecopy, telegram or other electronic or wireless means, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation or if the address is not readily ascertainable, notice shall be addressed to the director at the city or place in which the meetings of directors are regularly held. If the notice is mailed, it shall be deposited in the United States mail at least three (3) calendar days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telecopy, telegram or other electronic or wireless means, it shall be delivered personally or by telephone or other electronic or wireless means at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.9 QUORUM. A majority of the number of directors on the Board shall constitute a quorum for the transaction of business, except to fill vacancies in the Board as provided in Section 3.4 and to adjourn as provided in Section 3.10 of these Bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Certificate of Incorporation and applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.10 ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.11 NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given if announced unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given.

3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting, provided that all members of the Board individually or collectively consent in writing or by electronic transmission to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board. Such written consent, electronic transmission and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

3.13 ORGANIZATION. Meetings of the Board shall be presided over by the president, the chairman, or, in his or her absence, by a president pro tem chosen by a majority of the directors present. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

3.14 FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

ARTICLE IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS. The Board may designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The purposes and authority of any committee shall be as provided in the resolution of the board, but no such committee shall have power or authority by itself to (i) approve or adopt or recommend to the stockholders any action or matter that requires the approval of the stockholders or (ii) adopt, amend or repeal any Bylaw of the corporation.

4.2 MEETINGS AND ACTION OF COMMITTEES. To the extent feasible, meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.6 (place of meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section 3.12 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, provided, however, that the Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

5.1 OFFICERS. The officers of this corporation shall consist of a president, a chief scientific officer, one or more vice presidents, a secretary, a treasurer, and such other officers as may be determined from time to time by the Board, all of whom shall be chosen in such manner and hold their offices for such terms as the Board may prescribe. Any two or more of such offices may be held by the same person. The Board may designate one or more vice presidents as executive vice presidents or senior vice presidents. The Board may from time to time designate the president or any other officer as the chief operating officer of the corporation. The Board may designate a chairman of the board who, in the discretion of the Board, may be designated as an executive officer of the corporation.

5.2 TERMS OF OFFICE AND COMPENSATION. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board and may be altered by said board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

5.3 REMOVAL; RESIGNATION OF OFFICERS AND VACANCIES. Any officer of the corporation may be removed at the pleasure of the Board at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the Board. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the Board may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

5.4 PRESIDENT. The president shall be the chief executive officer of the corporation and shall have general direction of the affairs of the corporation and general supervision over its several officers, subject, however, to the control of the board of the Board. The president shall at each annual meeting and from time to time report to the stockholders and the Board all matters within his knowledge which the interest of the corporation may require to be brought to their notice, may sign with the treasurer or an assistant treasurer, if any, or the secretary or an assistant secretary, if any, any or all certificates of stock of the corporation. The president shall preside at all meetings of the stockholders and at all meetings of the Board, may sign and execute in the name of the corporation all contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated or permitted by the Board or by these Bylaws to some other officer or agent of the corporation, and in general shall perform such duties and, subject to the other provisions of these Bylaws and to the control of the Board, have such powers incident to the office of president and perform such other duties and have such other powers as from time to time may be assigned to him by the Board.

5.5 CHAIRMAN OF THE BOARD. The chairman, if so designated by action of the Board, shall be a senior executive officer of the corporation. The chairman shall exercise and perform such powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws. The chairman shall report to the Board.

5.6 UNAVAILABILITY OF PRESIDENT. In case of the absence, disability or death of the president, the chairman, if designated an executive officer, or, if he or she is not available or is not so designated, a vice president, shall exercise all the powers and perform all the duties of the president. If there is more than one elected vice president, the order in which the elected vice presidents shall succeed to the powers and duties of the president shall be as fixed by the Board.

5.7 SECRETARY. The powers and duties of the secretary are:

(a) To keep a book of minutes at the principal office of the corporation, or such other place as the Board may order, of all meetings of its directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

(b) To keep the seal of the corporation and affix the same to all instruments which may require it.

(c) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the secretary to make service or publication of any notices, then such notices may be served and/or published by the president or a vice president, or by any person thereunto authorized by either of them or by the Board or by the holders of a majority of the outstanding shares of the corporation.

(d) Generally to do and perform all such duties as pertain to the office of secretary and as may be required by the Board.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in advance by the Board of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or (iv) such indemnification is required to be made pursuant to an individual contract. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2 INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

6.4 EXPENSES. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VI or otherwise; provided, however, that the corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the Board of the corporation.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.5, no advance shall be made by the corporation to an officer of the corporation or to any person serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise (except by reason of the fact that such person is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

6.5 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the DGCL.

6.6 SURVIVAL OF RIGHTS. The rights conferred on any person by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or other agent of the corporation (or who has ceased to serve, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.7 AMENDMENTS. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

ARTICLE VII

RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF RECORDS. The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

7.2 INSPECTION BY DIRECTOR. Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VIII

STOCK

8.1 CERTIFICATES. The corporation may issue some or all of the shares of any or all of the corporation’s classes or series of stock without certificates if authorized by the Board by resolution. In the event that the corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board or a duly authorized officer, shall contain the statements and information required by the DGCL and shall be signed by the officers of the corporation in the manner permitted by the DGCL. In the event that the corporation issues shares of stock without certificates, to the extent then required by the DGCL, the corporation shall provide to the record holders of such shares a written statement of the information required by the DGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If a class or series of stock is authorized by the Board to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board and then only upon written request by such stockholder to the secretary of the corporation.

8.2 TRANSFERS. All transfers of stock shall be made on the books of the corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board or any officer of the corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the DGCL, the corporation shall provide to record holders of such shares a written statement of the information required by the DGCL to be included on stock certificates.

The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the certificate of incorporation of the corporation, as amended, and all of the terms and conditions contained therein.

8.3 REPLACEMENT CERTIFICATE. Any officer of the corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board has determined such certificates may be issued. Unless otherwise determined by an officer of the corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the corporation.

8.4 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) calendar days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by law.

If the Board does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) calendar day before the date of that action, whichever is later.

8.5 STOCK LEDGER. The corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

ARTICLE IX

GENERAL MATTERS

9.1 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS. From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

9.2 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.3 FISCAL YEAR. Commencing in 2004, the fiscal year of this corporation shall begin on the first day of January of each year and end on the last day of December of such year.

9.4 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

9.5 PROVISIONS ADDITIONAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

9.6 PROVISIONS CONTRARY TO PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 9.5 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

9.7 NOTICES. Any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

9.8 WAIVER. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

9. 9 EXCLUSIVE JURISDICTION OF DELAWARE COURTS OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate or By-laws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate or By-laws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine (the “Delaware Forum Provision”). The Delaware Forum Provision shall not apply to any claims arising under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”). In addition, unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the District of New Jersey shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.9.

ARTICLE X

AMENDMENTS

Subject to Section 6.7 hereof, these Bylaws may be adopted, amended or repealed or new Bylaws may be adopted by the affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of the voting power of the outstanding shares of the corporation. The Board shall also have the power to adopt, amend or repeal these Bylaws. The fact that the Board has such power shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.